    Exhibit 31.1
CERTIFICATION

I, Jack DeFranco, Chief Operating Officer (Principal Executive Officer), certify that:

1. I have reviewed this annual report on Form 10-KSB/A of IMCOR Pharmaceutical Co.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Jack DeFranco
Jack DeFranco
Chief Operating Officer (Principal Executive Officer)

Date: July 21, 2005